Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “First Amendment”) is made and entered into and is effective as of September 4, 2014 (the “First Amendment Effective Date”) by and between Cumulus Media Inc. (“Company”) and John Dickey (“Employee”) (collectively the "Parties" and individually a "Party").
WHEREAS, the Parties entered into that certain Employment Agreement dated November 29, 2011 (the “Agreement”);
WHEREAS, the Company has requested an amendment to the Agreement, as described more fully herein, and Employee has agreed to enter into such amendment;
NOW THEREFORE, in consideration of the mutual obligations contained herein, and for other good and valuable consideration, the sufficiency of which the Parties hereby acknowledge, Employee and the Company agree as follows:
A. The first Recital and Sections 3(a) and 3(b) of the Agreement are hereby amended to delete the references to “Executive Vice President and Co-Chief Operating Officer” and to insert the following in lieu thereof: “Executive Vice President of Content and Programming”.

B. Section 3(b) is further amended to insert the following at the end of the section:

Executive’s primary responsibilities will include, without limitation, (a) developing and managing content to be broadcast on Company’s owned and operated radio stations, the Westwood One, Inc. radio network and the Rdio platform; (b) developing and expanding the Rdio initiative and platform; (c) identifying, negotiating and managing the Company’s third party content partnerships; (d) developing and managing the NASH brand across all media platforms, including video and non-broadcast initiatives; (e) responsibility for the management and development of the ratings of Company owned and operated radio stations and network distributed programs; (f) identifying, negotiating and implementing broadcast and non-broadcast initiatives to increase Company revenue, including live events, award shows, concerts and other entertainment-based activities, and (g) responsibility for identifying, negotiating and implementing any other of the Company’s non-traditional radio ("NTR”) initiatives.
C. As of the First Amendment Effective Date, the term “Agreement” shall mean the original Agreement, as well as this First Amendment thereto.

D. All capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the original Agreement.

E. Except as expressly amended herein, all terms and conditions of the original Agreement remain and shall remain unchanged and unaltered and in full force and effect.

IN WITNESS WHEREOF, Company’s duly authorized representative and Employee have executed this First Amendment, which is effective as of the First Amendment Effective Date.

Company:

Cumulus Media Inc.

By: ___________________
Signature

Printed Name: _____________________

Title: ______________________________

Employee:

By: ________________________________
John Dickey